SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                     ______________________________

                                FORM 8-K

                             CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                  ____________________________________



Date of report (Date of earliest event reported):    July 2,
1998


                               FIND/SVP, INC.
           (Exact Name of Registrant as Specified in Charter)



     New York                                          0-15152
                      13-2670985
(State or Other Juris-                       (Commission File
No.)                 (IRS Employer
diction of Incorporation)
                    Identification No.)


625 Avenue of the Americas, New York, New York
                              10011
      (Address of Principal Executive Offices)
                           (Zip Code)


Registrant's telephone number, including area code:
(212) 645-4500


                                         N/A

            (Former Name or Former Address, if Changed Since
Last Report)

ITEM 2.           Acquisition or Disposition of Assets.

         On July 2, 1998, FIND/SVP Published Products,
Inc. ("Published Products"), a wholly-owned subsidiary of FIND/SVP, Inc. (the "Company"), completed the sale
(the "Sale") of substantially all of its assets (the "Assets") to Kalorama Information, LLC ("Kalorama"), a Maryland limited liability company pursuant to an Asset Purchase
Agreement (the "Asset Purchase Agreement"), dated as of
June 26, 1998, between Kalorama and Published
Products. The Assets included, among other things, the tangible and intangible assets, properties, rights and business of Published Products relating to the following product lines of Published Products: (i) FIND/SVP
Market Intelligence Reports; (ii) Packaged Facts Market
Intelligence Reports; (iii) Specialists in Business
Information Market Intelligence Reports; (iv)
MarketLinks; (v) Ice Cream Report: The Newsletter for
Ice Cream Executives; (vi) How to Find Market Research
Online; (vii) Analyzing Your Competition; (viii) Finding
Business Research on the Web; and (ix) ShareFacts. The effective date of the Sale was June 26, 1998.

         Published Products received, in consideration of the Sale, $1,250,000 in cash and a Promissory Note (the
"Note") in the amount of $550,000. In addition, Kalorama assumed certain liabilities amount to approximately $85,000. The Note is payable in four equal annual installments commencing June 26, 1999 and bears interest at the rate of 8% per annum. Interest is payable annually with each installment of principal. As security for repayment of the Note, Published Products was granted a purchase money security interest in the Assets, which is subordinate to a security interest in the Assets held by a lender to Kalorama. The Note is guaranteed by the Manager/Principal Member of Kalorama.

         Reference is made to the Asset Purchase
Agreement, a copy of which is attached hereto as Exhibit
1 and which is hereby incorporated by reference, for a more complete description of the Sale.

         In connection with the Sale, Kalorama and the Company executed a Post Transaction Agreement (the
"Post Transaction Agreement"), dated as of June 26,
1998, which provides for an ongoing business relationship between the parties for a four-year period. Reference is made to the Post Transaction Agreement, a copy of which is attached hereto as Exhibit 2 and which is hereby incorporated by reference, for a description of the ongoing business relationship between the parties.

ITEM 7.           Financial Statements, Pro Forma Financial
Information and Exhibits

                  Exhibits:

                  1.       Asset Purchase Agreement

                  2.       Post Transaction Agreement
Signatures:

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





FIND/SVP, INC.



By:  /s/ Andrew P. Garvin
    Andrew P. Garvin
    President




Date:    July 17, 1998

Exhibit 1


                        ASSET PURCHASE AGREEMENT


         This ASSET PURCHASE AGREEMENT, dated
June 26, 1998, is entered into by and between Kalorama
Information LLC, a Maryland limited liability company whose principal offices are located at 7200 Wisconsin
Avenue, Suite 601, Bethesda, MD 20814 (the "Purchaser"), and FIND/SVP Published Products, Inc., a Delaware corporation whose principal offices are located at 641 6th
Avenue, Third Floor, New York, New York 10011
("Seller").
         WHEREAS, Seller wishes to sell and convey to Purchaser and Purchaser wishes to purchase from Seller certain of the assets, business and goodwill of the Seller, for the consideration and on the terms and subject to the conditions set forth herein.
         NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties agree as follows:

I.  PURCHASE AND SALE OF ASSETS
         1.1  Purchase and Sale of Assets.  Subject to the
terms and conditions of this Agreement, Seller hereby sells, assigns, transfers and delivers to Purchaser the tangible assets listed on Schedule 1.1 or otherwise specifically
referenced in this Section 1.1 and all of the intangible
assets, properties, rights and business of the Seller relating to the following product lines of Seller: (i) FIND/SVP
Market Intelligence Reports; (ii) Packaged Facts Market Intelligence Reports; (iii) Specialists in Business
Information ("SBI") Market Intelligence Reports; (iv)
MarketLooks; (v) Ice Cream Report: The Newsletter for Ice
Cream Executives; (vi) How to Find Market Research
Online, (vii) Analyzing Your Competition; (viii) Finding Business Research on the Web; and (ix) Share Facts
(collectively, the "Assets" and the business relating thereto, the "Business").  The Assets and Business include but are
not limited to the following, by product line, as appropriate:
         (a) all right, title and interest in and to Seller's products and services (including, without limitation, the products and services set forth on Schedule 1.1 (a)) that
Seller designed, developed, published, produced, distributed, leased and/or sold, including products and services under development, prior versions of the products and services and discontinued products and services (collectively, the
"Products");
         (b) all databases and information contained in the Products, work in progress, indexes, editorial and interpretive materials, and all materials containing such databases, information, work in progress, indexes, editorial and interpretive materials (including without limitation all paper files, microfiche and microfilm masters, magnetic
tapes and computer discs);
         (c)  all software programs (including website
software and HTML pages) owned by Seller, including
prior versions of the software and software under
development, documentation, source code, flow charts,
proprietary technical information, trade secrets, know-how
and supporting materials used in connection with the
Business of Seller that are owned by Seller, and the rights
to other software programs as described in Schedule 1.1 (c);
         (d) all patents, copyrights, designs, trade secrets, trademarks (except the trademark "FIND/SVP", which is being separately provided for), tradenames, service marks,
trade dress, and logos (including registrations and
applications for registration of any of them) and all other similar intellectual property rights ("Intellectual Property Rights"), owned, used or held for use by Seller or presently used in or necessary to conduct the Business, together with
the goodwill of the Business associated with the foregoing
and all other intangible assets;
         (e) all lists of current and former customers of the Products, of prospects, and of suppliers of Seller;
         (f)  all customer manuals, and marketing and
promotional materials (including The Information Catalog), including all proofs or galleys used to create the foregoing;
         (g) all contracts, commitments and other agreements relating to the Business (whether written or oral) to which either Seller is a party, or by or to which Seller or its assets (including the Assets) or properties are bound or subject, in connection with the Business or the Assets, except for the
Asset Purchase and Sale Agreement dated November 4,
1997, between Cyber Dialogue Inc. and Seller (the "Cyber Agreement"), and the note referenced in Section 2(a)
thereof (the "Cyber Note"), and all rights (including,
without limitation, the right to receive royalties and
payments on the Cyber Note) and obligations arising under
the Cyber Agreement and the Cyber Note, which shall be
retained by Seller;
         (h) all books, records, files, data, and other business documents and information used solely in connection with the Business;
         (i)  all claims against third parties for infringement
of any rights referred to in subparagraphs (a), (b), (c) and
(d);
         (j) all equipment, furniture and fixtures, and inventories of published reports, including all equipment leased or loaned to customers, and all manufacturers' and vendors' warranties relating to such equipment;
         (k)  all accounts receivable arising from
subscriptions to Ice Cream Report: The Newsletter for Ice
Cream Executives being fulfilled on or after the date hereof, regardless of when the subscription period commenced;
         (l) all cash received to date on account of
subscriptions to the Products to be fulfilled on or after the date hereof, regardless of when the subscription period
commenced;
         (m) all prepaid expenses and security deposits; and
         (n)  all other assets, properties and rights of any
kind, tangible or intangible, necessary or useful or used in connection with the Business and owned by Seller.
         1.2 Purchase Price. Subject to the terms, provisions and conditions of this Agreement and in reliance on the representations, warranties, covenants and agreements of
Seller contained herein, the consideration provided by the Purchaser for the Assets shall be One Million Eight
Hundred Thousand Dollars, payable as follows:
         (a) One Million Two Hundred Fifty Thousand
Dollars ($1,250,000.00) in cash, or by certified check or
wire transfer, upon execution of this Agreement.
         (b) Five Hundred and Fifty Thousand Dollars
($550,000.00) in the form of a Promissory Note, payable in
four (4) equal annual installments commencing one year
from the date hereof, bearing interest at the rate of eight (8) percent per annum, with accrued interest on the entire balance payable at the time that each installment is due.
         1.3  Allocation of Purchase Price.  The parties
hereto agree that the purchase price (as determined for tax purpose) of the Assets shall be allocated in accordance with
Section 1060 of the Internal Revenue Code of 1986, as
amended (the "Code").  Specifically, such purchase price
shall be allocated as follows (giving all terms their meaning as used in section 1060 of the Code and the regulations
thereunder):
         (i) First, to the Class I assets up to their aggregate fair market value; thereafter,
         (ii) to the Class II assets up to their aggregate fair market value, thereafter,
         (iii) to the Class III assets up to their aggregate fair market value; and thereafter,
         (iv) to the extent of any remaining portion of the purchase price, to the Class IV assets.
         No Class I, II, or III asset shall be allocated a
portion of the purchase price that exceeds its fair market
value.
         Attached hereto as Schedule 1.3 is the allocation of
the purchase price. Purchaser and Seller agree that such allocation shall be used, reported and implemented for all federal, state, local and other tax purposes.
         1.4  Assumption of Liabilities.  Purchaser shall
assume (i) obligations arising after the date hereof under all "Contracts" (as defined below, which do not include the
Cyber Agreement and Cyber Note), and (ii) the fulfillment obligations relating to the deferred subscription liability as of the date hereof for the Ice Cream Report: The Newsletter
for Ice Cream Executives.  The amount of the deferred
subscription liability as of May 31, 1998 was $32,747.43.
Schedule 1.4 details the deferred subscription liability by
for the Ice Cream Report: The Newsletter for Ice Cream
Executives by customer. Purchaser shall not assume any
other liability or obligation of Seller including, without limitation, any liability incurred as a result of the termination of any employees of Seller except as
specifically set forth in Section 5.7 below.
         1.5 Deliveries by Seller. Simultaneously with the execution of this Agreement by the Seller and the
Purchaser, the Seller shall deliver, or cause to be delivered to the Purchaser, the following:
         (a)  A duly executed Bill of Sale in the form of
Exhibit A hereto, and
other instruments of transfer necessary to transfer ownership to Purchaser of the Assets;
         (b)  The executed counterparts of any consents from
third parties referred to in Section 2.6 hereof;
         (c) Instruments that shall be effective to transfer to Purchaser all of Seller's right, title and interest in and to the Intellectual Property Rights. Such instruments shall be suitable for filing.
         (d) The money provided for in Section 1.1(l) hereto.
         (e) Resolutions of the Board of Directors and Shareholders of the Seller certified by the Secretary of the Seller to be true, complete and in full force and effect, approving the sale of the Assets to the Purchaser pursuant to this Agreement.
         (f)  An opinion of the Seller's counsel substantially
in the form of Exhibit B hereto.
         (g)  An assignment of all Confidentiality
Agreements referred to in Section 5.2.
         (h)  Certificates of good standing and tax payment,
dated not more than seven (7) days prior to the date hereof, from the responsible state officials in each state in which
either Seller is incorporated or is required to be licensed or authorized to do business as a foreign corporation or to pay state franchise, licensee, income or similar taxes.
         (i)  All such other deeds, endorsements, assignments
and other instruments as are necessary to vest in Purchaser
good and marketable title to the Assets to be transferred to Purchaser pursuant to this Agreement.
         (j) All other documents required to be delivered by Seller to Purchaser in connection with the transactions contemplated by this Agreement or otherwise required in connection herewith.
         1.6  Deliveries by Purchaser.  Simultaneously with
the execution of this Agreement by the Seller and the
Purchaser, the Purchaser shall deliver or cause to be
delivered the following:
         (a)  The cash, certified check or wire transfer
provided for in Section 1.2(a) hereto.
         (b) The Promissory Note provided for in Section
1.2(b) hereto, substantially in the form of Exhibit C hereto.
         (c)  An opinion of Purchaser's counsel substantially
in the form of Exhibit D hereto.
         (d) A duly executed Security Agreement
substantially in the form of Exhibit E hereto.
         (e) A duly executed Guaranty Agreement in the
form of Exhibit F hereto.
         (g) All other items required to be delivered by Purchaser to Seller pursuant to this Agreement or otherwise required in connection herewith.
II.  REPRESENTATIONS AND WARRANTIES OF
SELLER
         Seller hereby represents and warrants to Purchaser
that:
         2.1  Organization and Existence; Qualification.
Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
and has all requisite corporate power and authority to own,
lease and operate the Assets and to carry on the Business as now being conducted.  Seller is duly licensed or qualified
to do business and is in good standing in every jurisdiction in which it is required to so qualify by reason of the nature of its business or its ownership or leasing of property;
except where the character of the properties owned, leased
or operated by Seller and the nature of the business
transacted by Seller make it unnecessary for Seller to be
licensed or qualified to do business as a foreign corporation in such jurisdiction or where failure to be so licensed or qualified would not have a material adverse effect on the Business. Seller is not and has not been subject to any claim in any jurisdiction in which Seller is not so licensed or qualified claiming Seller is required to be licensed or qualified or otherwise authorized to do business therein.  A true and complete list of jurisdictions in which Seller is qualified to do business is provided in Schedule 2.1.
         2.2  Good Title.  Seller has and Purchaser will
receive good and marketable title to the Assets being sold, conveyed, assigned, transferred and delivered hereunder, free and clear of all pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind ("Encumbrances").  The instruments of sale,
conveyance, assignment and transfer being delivered to
Purchaser hereunder are valid and binding obligations of
Seller, enforceable in accordance with their terms, and effectively vest in Purchaser good and marketable title to the Assets as contemplated by this Agreement, except as
may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general
principles of equity (regardless of whether enforcement is
sought in a proceeding at law or in equity).
         2.3  Absence of Certain Changes.  Since December
31, 1997, the Business has been conducted only in the
ordinary course, and there has been no material changes in
the Assets, Business, liabilities, or financial condition of Seller and Seller does not know of any such change which is threatened.
         2.4 Authority of Seller. Seller has the necessary corporate power and authority to execute and deliver this Agreement and to fully perform the obligations hereunder.
The execution, delivery and performance of this Agreement
by Seller and the performance by Seller of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of Seller, all requisite approvals on the part of Seller's stockholders have been obtained, and no other corporate action or proceeding on the part of Seller or any individual, firm, corporation,
partnership, body, or other business entity ("Person") is necessary to authorize this Agreement or to perform fully its obligation hereunder. True and complete copies of the resolutions heretofore duly and validly adopted by Seller's
Board of Directors and stockholders evidencing such
authorizations (which resolutions have not been modified or rescinded, and are in full force and effect on the date hereof), certified by the Secretary of Seller, are attached
hereto as Exhibit E.
         This Agreement constitutes a valid and binding
obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and subject to general
principles of equity (regardless of whether enforcement is
sought in a proceeding at law or in equity).  Each document
and instrument contemplated by this Agreement and
delivered in accordance with the provisions hereof is valid
and legally binding upon Seller, subject to applicable
bankruptcy, insolvency, reorganization, moratorium, or
similar laws now or hereafter in effect relating to or
affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in
equity).
         2.5 Relationships with Affiliates. None of Seller's Affiliates (as used in this Agreement such term has the meaning set forth in the Rules and Regulations under the Securities Act of 1933, as amended) has or claims to have any direct or indirect interest in the Assets, or any other
entity which conducts business similar to Seller.  For
purposes of this representation, ownership of not more than
two percent (2%) of the common or preferred stock of any
publicly held company whose stock is listed on any
recognized securities exchange or traded over the counter
shall be disregarded.
         2.6  Consents and Approvals; No Violation.  Except
as set forth in Schedule 2.6, neither the execution or
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, (i) requires any filing or registration with, or permit, authorization, consent or approval of, any person or governmental or regulatory
authority which has not been obtained; (ii) violates or will violate any applicable law, rule, regulation, ordinance, order, writ, injunction, judgment, decree or award of any
court or governmental or regulatory authority (including,
without limitation, any law related to the sale of
substantially all the assets of a corporation); (iii) violates or breaches any material provision of, or constitutes a default
(or an event which, with notice or lapse of time or both,
would constitute a default) under any of the terms of, any
deed of trust, franchise, license, lease, agreement or other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which Seller is
a party (including, without limitation, Seller's Articles of Incorporation and Bylaws), or by which Seller or any of its respective assets and properties, including the Assets, may be bound, except for such as to which requisite consents,
waivers or approvals either have been obtained or the
obtaining of which has been waived, in writing, by
Purchaser; or (iv) will cause, or give any Person grounds to cause (with notice or lapse of time or both), the acceleration of the maturity of any liability or obligation of Seller which would have a material adverse effect on the Business, its prospects, operations, properties, assets (including the
Assets), income or financial condition, or will materially increase any such liability or obligation.
         2.7  Customer Information.
         (a) The customer list attached as Schedule 2.7(a)
hereto is a true and complete list of all current, former, and prospective customers served or anticipated to be served by
Seller in the conduct of the Business, and includes, if
available, the names, addresses, telephone and fax numbers,
e-mail addresses and contact persons for all of such
customers.
         (b)  Except as set forth in Schedule 2.7(b), no
customer receives any rebate or other form of preferential treatment not set forth in Seller's sales literature and accorded all other customers.
         (c) Schedule 2.7(c) sets forth the renewal rates for
each of the last three years with respect to the Products that are subscription products.
         2.8 Trade Names and Marks. Schedule 2.8 lists all Intellectual Property Rights, owned, used or held for use by Seller or presently used in or necessary to conduct the
Business.  Seller represents and warrants that (i) it has the sole and exclusive right, except as described in Section
1.1(c) and Schedule 1.1(c) thereto, to use all Intellectual Property Rights owned, used or held for use by Seller or presently used in or necessary to conduct the Business,  (ii)
to the knowledge of Seller, no Intellectual Property Right infringes on or violates any Intellectual Property Right of any other Person, and (iii) there are no claims, actions or
other proceedings challenging the legality, validity, enforceability, use or ownership of the Intellectual Property Rights owned or used by Seller or of any license or agreement related thereto, nor, to the knowledge of Seller,
is any such claim threatened nor is there a valid basis for
any such claim.
         2.9  Contracts and Other Agreements.  Schedule 2.9
sets forth all material contracts, commitments and other agreements relating to the Business (whether written or oral) to which either the Seller is a party, or by or to which Seller or its assets (including the Assets) or properties are bound or subject, in connection with the Business or the
Assets (individually, a "Contract"; collectively, the "Contracts"). Except as set forth on Schedule 2.9, Seller is not in violation or breach of (and no party thereto has given written notice or asserted to Seller in writing that Seller is in violation or breach thereunder) any Contract. All such Contracts are valid and binding in accordance with their terms and in full force and effect, and enforceable, subject to applicable bankruptcy, insolvency, moratorium,
reorganization or similar laws now or hereafter in effect
relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity
(regardless of whether enforcement is sought in a
proceeding at law or in equity).  Except as set forth in
Schedule 2.9, to the knowledge of Seller, no other party to
a Contract is in breach or default of any material term thereunder. No Contract restricts Seller from carrying on the Business anywhere in the world.
         2.10 Undisclosed Liabilities. With the exception of those liabilities that Purchaser is not assuming, Seller does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise arising out of or in connection with the Business or the Assets which would have a material
adverse effect on the Business.
         2.11  Certain Tax and Financial Matters
         (a) Seller has timely filed, and will timely file, all tax and information returns and reports with respect to any taxes, charges, levies or other assessments in connection
with the operations of the Business (collectively, "Taxes")
as required by law with the appropriate foreign, Federal,
state and local government agencies, and all such returns
and reports are and will be complete and correct in all
material respects.
         (b) The Seller has paid, or will pay in full by their due dates, all Taxes shown to be due on such returns and reports with respect to Taxes in connection with the
operation of the Business.
         (c) There are no tax liens upon the Assets, there are
no claims, actions, suits, proceedings or, to the knowledge
of Seller, investigations pending or threatened by any taxing authority in any jurisdiction with regard to Seller, and Seller is not a party to any pending action or proceeding, for
assessment or collection of taxes relating to the operations of the Business.
         2.12 Financial Information. Seller has delivered to Purchaser copies of the following financial statements of
Seller, all of which are true and complete in all material respects, contain no material misstatements, and have been prepared in accordance with generally accepted accounting
principles:   Condensed Statement of Cash Flows through
March 31, 1998, Consolidated Balance Sheet as of
December 31, 1996, Consolidated Balance Sheet as of
March 31, 1998, Consolidated Statement of Operations
ending May 31, 1998, Consolidated Statement of Operations
through March 31, 1998, electronic revenue for three
months ending March 31, 1998, Consolidated Income
Statement ending April 30, 1998, and Year end P&L and
Consolidated Income Statement for 1997.
         2.13  Accounts Receivable.  Schedule 2.13 sets forth
the Seller's accounts receivable by customer account with
regard to the Ice Cream Report: The Newsletter for Ice
Cream Executives, including the current subscription
commencement date, and the unbilled subscriptions.  Said
accounts receivables are bona fide and arose out of the
ordinary course of business.
         2.14 Litigation. There are no claims, actions, suits, proceedings or investigations pending, or, to the best of
Seller's knowledge, threatened, in law or equity, (i) by or against, relating to, affecting, or involving Seller, the Assets or the Business; or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller pursuant to this Agreement, or in connection with the transactions contemplated hereby, or (iii) which
may result in a material adverse effect or change in the
Business, operations, properties, or assets or in the
condition, financial or otherwise, of the Seller.
         2.15  Insurance.
         (a)  Schedule 2.15 contains an accurate and complete
list of each policy of liability, worker's compensation and
other forms of insurance that insures the Business and
operations of the Business, or affects or relates to the ownership, use or operation of any of the Assets or properties of Seller. Seller has heretofore made available for inspection by Purchaser a true and complete copy of all such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice
of cancellation or termination has been received with
respect to any such policy or notice of default thereunder in any material respect.  To the best of Seller's knowledge,
such policies are sufficient for compliance with all
requirements of law and of all agreements to which Seller
is a party.
         (b) Except as set forth in Schedule 2.15, Seller has not, since May 31, 1998, suffered any material casualty or other loss affecting the Assets or Business, and no claims
have been filed under any policy of insurance covering such
loss.
         2.16  ERISA.
          (a) Schedule 2.16(a) sets forth a list of all benefit plans, contracts or arrangements covering Seller's employees, including, but not limited to, "employee benefit
plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and
plans of deferred compensation (the "Benefit Plans").  True
and complete copies of all Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans, and all amendments
thereto have been provided or made available to Purchaser.
         (b)  All employee benefit plans covering employees
(the "Plans"), to the extent subject to ERISA, are in
substantial compliance with ERISA and the Code.  Each
Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of
the Code, is and since its inception has been so qualified
and has received a favorable determination letter from the Internal Revenue Service, and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to
the knowledge of Seller, threatened litigation relating to the Plans. Neither Seller nor any of its Affiliates with respect to the Business has engaged in a transaction with respect to any Plan that could subject Seller or any such Affiliate to
a tax or penalty imposed by either Section 4975 of the
Code or Section 502(i) of ERISA in an amount which
would be material.
         (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Seller or any of its Affiliates with respect to the Business with
respect to any ongoing, frozen or terminated "single-
employer plan", within the meaning of Section 4001(a)(15)
of ERISA, currently or formerly maintained by any of
them, or the single-employer plan of any entity which is considered one employer with Seller under Section 4001 of
ERISA or Section 414 of the Code (an "ERISA Affiliate").
Seller and its Affiliates with respect to the Business have
not incurred any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA and do not have any obligation to contribute to a
multiemployer plan.  No notice of a "reportable event",
within the meaning of Section 4043 of ERISA for which
the 30-day reporting requirement has not been waived, has
been required to be filed for any Pension Plan or by any
ERISA Affiliate within the 12-month period ending on the
date hereof.
         (d)  Neither any Pension Plan nor any single-
employer plan of an ERISA Affiliate has an "accumulated
funding deficiency" (whether or not waived) within the
meaning of Section 412 of the Code or Section 302 of
ERISA and no ERISA Affiliate has an outstanding funding
waiver.  Neither Seller nor any of its Subsidiaries has
provided, or is required to provide, security to any Pension
Plan or to any single-employer plan of an ERISA Affiliate
pursuant to Section 401(a)(29) of the Code.
         (e) Neither Seller nor any of its Affiliates with
respect to the Business has any obligations for retiree health and life benefits under any Benefit Plan.
         (f) All benefit plans, contracts or arrangements covering non-U.S. employees comply in all material respects with applicable law. Seller and its Affiliates with respect to the Business have no material unfunded liabilities with respect to any non-U.S. employees.
         (g)  The transactions contemplated by this
Agreement will not result in the payment or series of
payments to any Employee of a "parachute payment" within
the meaning of Section 280G of the Code.
         (h)  The consummation of the transactions
contemplated by this Agreement will not (i) entitle any
Employee to severance pay, or (ii) accelerate the time of
payment or vesting, or increase the amount of compensation
due to any such Employee, except as expressly provided in
this Agreement or as listed on Schedule 2.16(a) and
designated as a Section 2.16(h) transaction.
         2.17  Employment and Similar Matters; Fringe
Benefit Plans.
         (a) Schedule 2.17 sets forth (i) the name of each employee of, or paid consultant to, Seller; (ii) the date of employment by the Seller of each such employee or consultant; (iii) the current annual rate of compensation (including bonuses and commissions) of each such employee or consultant; (iv) the terms and expiration date
of any fringe benefits (including expense accounts) provided to each such employee or consultant under other than a
group plan extending to all employees and/or consultants.
         (b)  Except as set forth in Schedule 2.17, Seller is
not a party to and has no obligations (express or implied)
under, any (i) agreements relating to the Business with
employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers, and any such contract is cancellable by Seller at will without liability, penalty or premium; (ii) agreement or arrangement providing for the payment of any bonus or commission
based on sales or income or containing any deferred
compensation, severance, or termination pay liabilities or obligations; (iii) loan, or agreement to loan funds, to any employee or any other Person involved in the Business; or
(iv) pension, disability, profit-sharing, bonus, incentive,
group life insurance, hospitalization insurance, severance or termination pay, retirement or other employee benefit plan, agreement or arrangement. Seller does not have any commitments, whether formal or informal and whether
legally binding or not, to enter into or create any additional such agreement or arrangement or modify or change any existing agreement or arrangement.  Schedule 2.17 contains
an accurate and complete description of, and sets forth the amounts payable annually pursuant to, each such existing agreement or arrangement and each such agreement or
arrangement as to which it has any commitment as
aforesaid.
         2.18  Labor Matters
         (a)  Seller does not have any collective bargaining
or union contracts or agreements.
         (b) Seller is in compliance, in all material respects, with all federal, state and local laws, regulations, ordinances, rules and policies respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor
practice.
         (c)  There are no unfair labor practice complaints,
labor disputes, or work stoppages, or threats of the
foregoing, affecting any of the activities of Seller.
         2.19   Environmental Protection.  Seller has not
caused, arranged or allowed, or contracted with any party
for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances (as defined below) in connection with the operation of the Business or otherwise. Seller, the operation of the Business, and any real property that Seller owns, leases or otherwise occupies or uses (the "Premises") are in compliance in all material respects with all applicable Environmental Laws (as defined below),
including, without limitation, any Environmental Laws or
orders or directives with respect to any cleanup or
remediation of any release or threat of release of Hazardous Substances. Seller has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person
arising out of the ownership or occupation of the Premises,
or the conduct of its operations, and Seller is not aware of any basis therefor.  Seller has obtained and is maintaining
in full force and effect all necessary permits, licenses and approvals required by all Environmental Laws applicable to the Premises and the operation of the Business conducted
thereon (including operations conducted by tenants on the Premises), and is in compliance with all such permits, licenses and approvals.  There has been no release, or
threatened release, at any time of any Hazardous Substances
at, on, or about, under or within any real property currently or formerly owned or leased by Seller or any real properties operated or controlled by Seller (other than pursuant to and in accordance with permits held by Seller).  The Premises
are free of any Hazardous Substances and free of all
contamination arising from, relating to, or resulting from
any such Hazardous Substances. For the purposes of this Agreement, the term "Environmental Laws" shall mean any
Federal, state or local law or ordinance or regulation
pertaining to the protection of human health or the
environment, including, without limitation, the
Comprehensive Environmental Response, Compensation and
Liability Act, the Emergency Planning and Community
Right-to-Know Act, and the Resource Conservation and
Recovery Act.  For purposes of this Agreement, the term
"Hazardous Substances" shall include oil and petroleum
products, asbestos, polychlorinated biphenyls, urea
formaldehyde and any other materials classified as
hazardous or toxic under any Environmental Laws.
         2.20  No Breach.  Each contract, agreement, plan,
lease, policy, license, and arrangement (whether evidenced
by a written document or otherwise) referred to in this
Agreement or in the Schedules or other document related
hereto, under which Seller has any right, interest or
obligation, is, except as specifically indicated herein or in the Schedules or other documents describing such
arrangement, in full force and effect, there have been no threatened cancellations thereof nor outstanding disputes thereunder, and Seller has not breached any provision of, and there does not exist any default under, or event
(including the execution and delivery of this Agreement and
the consummation of the transactions contemplated hereby)
which, with the giving of notice or the lapse of time or
both, would become a breach, or constitute a default, in any respect under the terms of any such arrangement. To the best of Seller's knowledge and belief, there is no apparent
threat of the loss of the business of any customer which
would have a material adverse effect on the Business.
         2.21 Compliance with Applicable Law; Adverse Restrictions. The Seller has conducted the Business in compliance with all applicable laws (statutory or otherwise), rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees and awards of all governmental and regulatory authorities including, without limitation, those relating to consumer protection, currency exchange, equal opportunity, health, occupational safety, pension, and securities, which are material to the Business and its
Financial Condition (collectively, "Laws"). Seller has not received any notification of any asserted present or past failure of it so to comply with any Law and, to the best of Seller's knowledge and belief, no such violation of Law exists or will exist upon the consummation of the
transactions contemplated by this Agreement. Seller is not subject to any Law or any other restriction of any kind or character, which could materially adversely affect the financial condition of the Business.
         2.22  Disclosure.  No representation or warranty or
other statement of Seller contained in this Agreement, and
no statement contained in any document (including, without limitation, the Schedules), certificate, list or other writing furnished by Seller to Purchaser or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not
misleading.
III.     REPRESENTATIONS AND WARRANTIES BY
PURCHASER
         Purchaser hereby represents and warrants to Seller
that:
         3.1 Organization. Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has
all requisite power and authority to own, lease and operate
its properties and to carry on its business as now being
conducted.
         3.2  Authority of Purchaser.  Purchaser has the
necessary power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder.
The execution, delivery and performance of this Agreement
by Purchaser and the performance by Purchaser of its
obligations hereunder have been duly and validly authorized
by all necessary action on the part of Purchaser, all requisite approvals on the part of Purchaser have been obtained, and no other proceedings on the part of Purchaser or any other
Person are necessary to authorize this Agreement or to
perform fully its obligations hereunder. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, and subject to general principles of equity
(regardless of whether enforcement is sought in a
proceeding at law or equity).  Each document and
instrument contemplated by this Agreement and delivered
in accordance with the provisions hereof, is valid and
legally binding upon Purchaser, subject to applicable
bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or
equity).
         3.3.  Consents and Approvals; No Violation.  Except
as set forth in Schedule 3.3, neither the execution or
delivery of this Agreement nor the consummation of the transactions contemplated hereby, (i) requires any filing or registration with, or permit, authorization, consent or approval of, any governmental or regulatory authority; (ii) violates or will violate any law, rule, regulation, ordinance, order, writ, injunction, judgment, decree or award of any court or governmental or regulatory authority; (iii) violates or breaches any material provision of, or constitutes a
default (or an event which, with notice or lapse of time or
both, would constitute a default) under any of the terms of, any deed of trust, franchise, license, lease, agreement or
other instrument, arrangement, commitment, obligation, understanding or restriction of any kind to which Purchaser is a party (including, without limitation, Purchaser's Articles of Organization and Operating Agreement) or by which
Purchaser or any of its respective assets and properties may be bound, except for such as to which requisite consents,
waivers or approvals either have been obtained or the
obtaining of which has been waived, in writing, by Seller;
or (iv) will cause, or give any Person grounds to cause
(with notice or lapse of time or both) the acceleration of the maturity of any liability or obligation of Purchaser which would have a material adverse effect on its financial
condition.
         3.4  Disclosure.  No representation or warranty to
Seller or other statement of Purchaser contained in this Agreement, and no statement contained in any document
(including, without limitation, the Schedules), certificate, list or other writing furnished by Purchaser to Seller or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.
IV.      Covenants.                 4.1  Covenant Not To
Compete.
         (a)   Agreement Not to Compete.  In consideration
of the purchase price, and as a further inducement to
Purchaser to purchase the Assets, Seller and its parent
company, FIND/SVP, Inc., agree that they will not, for a
period of five years from the date hereof, anywhere in the
world, directly or indirectly as an officer, employee,
partner, consultant, venturer, stockholder (except where
ownership is less than 3%), entrepreneur or otherwise,
engage in any activities that are identical to or substantially similar to those of the Business or the Assets (except as
FIND/SVP Inc. may be permitted as set forth in the Post Transaction Agreement being executed on the date hereof between FIND/SVP, Inc. and Purchaser), or make any
attempt to induce any Person (with the exception of
FIND/SVP, Inc.'s clients) to utilize any Person other than Purchaser as a commercial source of any products or services within the scope of the Business.
         (b)  Enforcement; Severability.  In addition to all
other legal remedies available to Purchaser for the
enforcement of the foregoing covenant not to compete, it
shall be entitled to an injunction by any court of competent jurisdiction to prevent or restrain any breach or threatened breach thereof. It is understood and agreed by the parties hereto that, if any part, term or provision of the foregoing covenant is held to be illegal, unenforceable, or in conflict with any law, the validity of the remaining portions or
provisions shall not be affected, and the rights and
obligations of the parties shall be construed and enforced so as to grant to Purchaser the maximum protection that would
have been available if such covenant did not contain the particular part, term, or provision held to be invalid.
         4.2  Survival of Representations and Warranties.
Each party has the right to rely fully upon the
representations, warranties, covenants and agreements of the other party contained in this Agreement, including the
Schedules. The representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement for a period of thirty (30) months from the
date hereof.  All statements contained in this Agreement or
any document, certificate, schedule, list or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed
representations and warranties for all purposes of this
Agreement, and a disclosure under one schedule shall be
deemed a disclosure under all applicable schedules.
         4.3  Agreement to Indemnify.
         (a)  Seller's Indemnification.  Seller and FIND/SVP,
Inc. hereby agree to indemnify, defend and hold harmless
Purchaser and its directors, officers, employees, affiliates, assigns, and any successor-in-interest to Purchaser
(collectively the "Purchaser Indemnitees") from and against
all demands, claims, actions or causes of action,
assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses) asserted against, resulting to, imposed upon or incurred by Purchaser
Indemnitees, directly or indirectly, by reason of or resulting from (i) liabilities and obligations of, and claims against, Seller, existing as of the date hereof relating to the
Business, or arising out of facts or circumstances existing
on or prior thereto and not being specifically assumed by Purchaser hereunder, and (ii) a breach of any representation, warranty, covenant or agreement of Seller contained in or made pursuant to this Agreement.
         (b) Purchaser's Indemnification. Purchaser hereby agrees to indemnify, defend and hold harmless Seller and
FIND/SVP, Inc. and their directors, officers, employees, affiliates, assigns, and any successor-in-interest to Seller (collectively the "Seller Indemnitees") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and expenses) asserted against, resulting to, imposed upon or incurred by Seller Indemnitees, directly or indirectly, by reason of or resulting from a breach of any representation, warranty, covenant or agreement of
Purchaser contained in or made pursuant to this Agreement.
         (c) Conditions of Indemnification. Promptly after receipt of notice of any claim or the commencement of any action provided for in this Section 4.3,  the indemnified
party against whom any such claim is asserted will give the indemnifying party(ies) prompt written notice of any such claim, and a good faith estimate of the amount of the claim, provided that the failure to notify the indemnifying party(ies) shall not relieve the indemnifying party(ies) from any liability which it may have to the indemnified party
unless and only to the extent such failure prejudices the
ability of the indemnifying party(ies) to defend against or mitigate damages arising out of such claim. Once notice is given, the indemnifying party(ies) shall be entitled to participate in and to the extent it shall wish to, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and to settle and compromise any such claim or action, so long as (i) the indemnified party
consents to such settlement and compromise (which consent
may not be unreasonably withheld), and (ii) the settlement
or compromise results in a complete release of all liability of the indemnified party. The indemnifying party(ies) shall
keep the indemnified party informed of such defense or
settlement.  After notice from the indemnifying party(ies)
to the indemnified party of its election to assume the
defense of such claim or action, the indemnifying party(ies)
shall not be liable for other expenses subsequently incurred by the indemnified party in connection with the defense
thereof; provided, however, that if the indemnifying
party(ies) elects not to assume such defense or fails to
defend within ten (10) days of notice of such claim the indemnified party may retain counsel and, defend, compromise or settle such claim on behalf of the
indemnifying party(ies), and the indemnifying party(ies)
shall pay all reasonable fees and expenses of such counsel
for the indemnified party promptly as statements therefore
are received.  Purchaser and Seller each agree to render to
each other such assistance as may reasonably be requested
in order to insure the proper and adequate defense of any
such claim.  The indemnified party shall also have the right to select its own counsel, at its own expense, to represent
the indemnified party and to participate in the defense of
such claim, as applicable.
         (d) Limit to Indemnification. The parties agree that neither shall seek indemnification under this Article 4 unless and until the injury or injuries it has suffered for which indemnification is due exceeds $14,999.99, and it shall only be entitled to receive indemnification for the excess over
$14,999.99.
         (e)  Remedies Exclusive.  The remedies provided in
this Section 4.3 shall be the exclusive remedies of the
parties hereto in connection with any breach of a
representation or warranty or non-performance, partial or
total, of any covenant or agreement contained herein. The provisions of this Section 4.3 shall apply to claims for indemnification asserted as between the parties hereto as well as to third party claims.
V.  Post Closing.
         5.1  Access and Information.
         (a) Seller shall provide Purchaser and its officers, employees and authorized representatives full access, during normal business hours, after the date hereof, to all of
Seller's properties, books, contracts, commitments and
records relating to the Business, and shall furnish Purchaser with all information concerning the Business that Purchaser
reasonably requests.       (b)  Confidentiality.  Purchaser and
Seller mutually acknowledge that, as a result of this transaction, they may become privy to the other's confidential information, and that communication of such confidential information to third parties could damage the other's business after the transaction is completed.
Purchaser and Seller therefore mutually agree to take reasonable steps to insure that such information about the other, obtained by the Purchaser or Seller respectively, or any of their respective employees, officers, agents, attorneys, or other accredited representatives, shall remain confidential and not be disclosed or revealed to outside sources. "Confidential information" includes information not ordinarily known by noncompany personnel, including customer lists, supplier lists, trade secrets, channels of distribution, pricing policy and records, inventory records, and all other information normally understood to be confidential or otherwise designated as such by Seller or Purchaser respectively.
         5.2 Acquisition of Rights to Confidentiality. Seller shall assign to Purchaser to the extent assignable, its rights under any confidentiality agreements between Seller and Persons other than Purchaser that were entered into in connection with or relating to a possible sale of the Business or any part thereof, including, without limitation, to the extent assignable, the right to enforce all terms of such confidentiality agreements.
         5.3 Refunds. In the event that any person to whom delivery of any Product was made on or before the date hereof shall cancel its subscription or return such Product and Seller shall have received the money therefor, Seller shall be liable for the amount of any refund due such person.
         5.4 Transfer of Business. Seller shall take all such actions as Purchaser may reasonably request to facilitate the transfer from Seller to Purchaser of the Assets and the Business, including, without limitation, introducing
Purchaser's personnel to any Person necessary to conduct the Business such as vendors of production services used in the Business.
         5.5 Customer Referrals. On or after the date hereof, Seller shall promptly refer to Purchaser all orders
(and the full amount of payments relating thereto, if any), inquiries and other customer correspondence relating to the Business.
         5.6 Letter to Customers. Seller shall cooperate with Purchaser in the preparation and mailing, at Purchaser's expense, of a letter to all customers existing as of the date hereof informing such customers of the change in ownership of the Assets and Business. The contents of the letter shall be mutually agreeable to both parties hereto.
         5.7 Severance Payments.
         (a) It is Purchaser's intent to hire certain of Seller's employees set forth on Schedule 5.7 hereto. In the event that Purchaser terminates any of Seller's employees that it hires within one year of the date hereof, Purchaser shall make to such employee(s) payments in the amount set forth next to the employee(s)' name on such Schedule 5.7, in equal installments over a six month period on a bi-weekly basis, and shall deduct from such payments such amounts as are customarily deducted from paychecks. In the event that Purchaser terminates any of Seller's employees for cause, then the severance described herein shall not apply. If it is ultimately determined that such termination was other than for cause, however, then the severance described herein shall apply.
         (b) For those of Seller's employees that Purchaser does not employ and that FIND/SVP, Inc. is not able to employ, Seller shall make to such employee(s) severance payments in the amount set forth next to the employee(s) name on such Schedule 5.7, and Purchaser shall promptly reimburse Seller for the payments as the payments are made.
         (c)  In no event will Purchaser's liability under this
Section 5.7 exceed $190,000.00. Furthermore, the terms of this Section 5.7 shall not apply to the employment of John
Kuranz.
         5.8   Monies and Bills Received After Closing.
With the exception of those monies referred to in Section
1.1 (k) and (l) above, all monies that either party to this Agreement receives on or after the date hereof that are attributable to transactions relating to the Business that occurred before the date hereof shall belong to Seller, and that are attributable to transactions relating to the Business that occur on or after the date hereof shall belong to Purchaser. Monies that are received that are attributable to transactions that occurred both before and after the date hereof (such as revenues from online vendors that pay monthly or quarterly) shall be divided pro-rata. All bills that either party to this Agreement receives on or after the date hereof that are attributable to expenses incurred before the date hereof shall be paid by Seller, and those that are attributable to expenses incurred on or after the date hereof shall be paid by Purchaser. Bills that are attributable to a period of time that occurred both before and after the date hereof (such as telephone bills) shall be divided pro-rata and paid by both Seller and Purchaser.
VI.  MISCELLANEOUS
         6.1 Commissions. Purchaser warrants that its activities relative to the negotiations and execution of this Agreement and the transactions contemplated hereby have been carried out directly by Purchaser without the intervention of any other Person in such manner as to give rise to any valid claim by any other Person against Purchaser for a finder's fee, brokerage commission or similar payment. Seller warrants that its activities relative to the negotiations and execution of this Agreement and the transactions contemplated hereby have been carried out directly by Purchaser with the assistance only of DeSilva & Phillips, Inc., and that Seller is responsible for compensating DeSilva & Phillips, Inc.
         6.2 Expenses. Except as herein otherwise provided, all costs, fees and expenses incurred by any party in connection with the entrance, negotiation, preparation, execution and delivery of this Agreement and the performance of its obligation hereunder, will be borne by the party incurring such expense.
         6.3 Transfer Taxes. Seller agrees to pay an aggregate 50% of all sales, transfer or other taxes which may be payable in connection with the transactions contemplated by this Agreement and the Purchaser shall pay an aggregate 50% of all such taxes and fees.
Notwithstanding the foregoing, Seller's liability under this section 6.3 shall not exceed $10,000.00.
         6.4 Further Assurance. At any time and from time to time each of the parties agree to use its reasonable efforts to execute and deliver to the other such additional instruments of transfer and to take, or cause to be taken, any such other action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, as the other may reasonably request, to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.
         6.5 Parties in Interest. This Agreement and all of the terms and provisions hereof shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party.
         6.6  Amendment.  This Agreement may not be
amended except by written instrument signed by, or by an authorized representative of, each party hereto.
         6.7 Entire Agreement. This Agreement, including the exhibits, schedules, lists and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire agreement and understanding of the Seller and Purchaser with respect to the matters herein set forth. All prior negotiations, agreements and understandings between the parties with respect to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement. Notwithstanding the foregoing, the Escrow and Management Agreement, dated June 26, 1998, among Purchaser, Seller and FIND/SVP, Inc. shall be valid and binding and, to the extent provided therein, shall supersede the terms of this and other related agreements.
         6.8 Headings. The article and section headings contained in this Agreement and any schedules hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
         6.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made when delivered personally or three (3) business days after having been sent by registered or certified mail, postage prepaid, return receipt requested or one (1) business day after having been sent by Federal Express or other comparable noteworthy recognized overnight courier service (receipt requested), as follows:
If to Seller:
FIND/SVP Published Products, Inc.
C/o FIND/SVP, Inc.
625 6th Avenue
New York, New York 10011
Attention:  President

with a copy to:
Breslow & Walker, LLP
767 Third Avenue
New York, New York 10017
Attention: Gary T. Moomjian

If to Purchaser:
Kalorama Information, LLC
7200 Wisconsin Avenue
Bethesda, MD  20814
Attention:  President

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.
      6.10  Governing Law.  This Agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws rules.
      6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
      6.12 Waivers. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.
      6.13 Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
      6.14  No Third-Party Rights,  Nothing in this
Agreement, expressed or implied, shall or is intended to confer upon any Person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.
      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by Seller and Purchaser on the date first above written.

FIND/SVP Published Products, Inc.
By:   /s/ Andrew P. Garvin
         Andrew P. Garvin
          President


Kalorama Information, LLC

By:   /s/ Robert Granader
      Robert Granader
      Member

Agreed as to Sections 4.1, 4.2 and 4.3 only:

FIND/SVP, Inc.

By:  /s/ Andrew P. Garvin
          Andrew P. Garvin
          President

Exhibit 2

 POST TRANSACTION AGREEMENT


      THIS AGREEMENT is entered into this 26th day of
June, 1998, by and between Kalorama Information, LLC,
a Maryland limited liability company whose principal
offices are located at Suite 601, 7200 Wisconsin Avenue, Bethesda, Maryland 20814 ("LLC"), and FIND/SVP, Inc.,
a New York corporation whose principal offices are
located at 625 6th Avenue, New York, New York 10011
("FS").
      WHEREAS, on the date hereof LLC acquired
substantially all the assets of FIND/SVP Published
Products, Inc. ("PP"), a wholly owned subsidiary of FS;
and
      WHEREAS, FS had been providing certain services
for PP; and
      WHEREAS, LLC would like FS to provide LLC,
inter alia, certain services that FS used to provide PP, and FS is willing to provide the services to LLC; and
      WHEREAS, LLC would like to utilize the office
space where PP ran its operations, and FS is willing to
allow LLC to do so; and
      WHEREAS, LLC would like to provide FS certain
services for their mutual benefit.
      NOW, THEREFORE, in consideration of the
foregoing and the mutual promises set forth herein, the
parties agree as follows:
      1. Telephone Referrals. For a period of six months from the date hereof, LLC's employees will answer the 1-800-FINDSVP telephone number and transfer calls for
FS' services to FS.  At the end of the six month period,
the 1-800-FINDSVP telephone number will be transferred
to FS' main switchboard.  For the next 3 years and 6
months, FS switchboard staff will promptly answer calls
to the 1-800-FINDSVP telephone number and will
transfer immediately to a telephone number designated by
LLC any caller requesting LLC products and services.
The charges for the transfer of the 1-800-FINDSVP
telephone number to FS' main switchboard shall be split between the parties equally.
      2.  Web Site Referrals and Other Web Site
Activities.  For a period of four years from the date
hereof, FS will forward to LLC any and all orders that it receives via e-mail for LLC's products. For the same period, FS will carry an LLC icon in a form mutually
agreeable to both parties with a short description on the
home page of FS' web site and on the main client pages
of FS' web site.  The icons will hypertext link users to
LLC's web site or to LLC's pages resident on FS' web
site.   FS will maintain on its web site for a period of six
months from the date hereof the web pages that LLC
purchased from PP.  LLC will reimburse FS the direct
out of pocket costs that FS incurs for maintaining the
web pages of LLC.  Once LLC establishes its web site,
for the period ending four years from the date hereof,
LLC will carry a FS icon in a form mutually agreeable to
both parties with a short description about FS' custom research services. The icon will hypertext link users to
FS' web site.  FS will pay LLC 10% of the revenues that
FS derives from all orders that FS receives for custom research that are the result of the hypertext link referral.
      3.  Sales of LLC's Market Research Reports in Print
by FS.  For a period of four years from the date hereof,
FS shall have the right to sell, on LLC's behalf, the
market research reports that LLC publishes in print for a commission of $125.00 per report. In the event that FS sells a report to a client that is on retainer with FS, FS shall be entitled to sell the report at a 20% discount from LLC's list price. In the event that FS sells a report to a third party with which FS has no current relationship, FS shall sell the report at LLC's list price. To facilitate FS' marketing efforts, LLC will provide FS appropriate flyers and other promotional materials pertaining to the reports.
LLC will perform the fulfillment and billing and
collections functions relating to FS' sales unless otherwise agreed to by the parties in advance. With regard to FS' clients that purchase any reports at the discounted price,
LLC may use the client names in its marketing efforts; provided, however, that LLC must consult with FS before it uses the client names to ensure that the approach to
these clients is appropriate.
      4.  Sales of Portions of LLC's Market Research
Reports by FS. For a period of four years from the date hereof, FS shall have the right to sell to a client that is on retainer with FS, on LLC's behalf, portions of the market research reports from the reports that LLC makes available (through its own efforts and not the efforts of third parties) electronically via the Internet. FS may purchase these portions from LLC at a 20% discount off
LLC's list price for the portions.  FS will make available
to LLC on a weekly basis, the names of those customers
that purchase portions of LLC's electronic market
research reports, as had been its practice with PP.  LLC
may use this information in its marketing efforts;
provided, however, that LLC must consult with FS before
it uses the client names to ensure that the approach to
these clients is appropriate.
      5.  Access to FS Customer List.  FS will make
available to LLC a current list of its cardholders and retainer client firms, and will include on such list, to the extent available, the name, title, company, address, telephone number, fax number, and e-mail address of the
same.  LLC may use this list, and all updates thereto, for
a period of four years from the date hereof in order to promote its products as described herein. LLC may use this list six times a year for mailing the Market
Information Catalog, and four times a year for other
purposes. LLC may also use portions of this list to target certain industry segments for mailing flyers to promote studies. LLC must submit in advance to FS a copy of the pieces that it proposes to distribute to all or a portion of the names on FS's list for FS' approval. If FS does not respond to LLC's submission within 5 days thereof, then
FS' approval shall be deemed to have been given. In any event, FS' approval shall not unreasonably be withheld.
      6. Title Selection Assistance. For a period of four years from the date hereof, FS will provide input to LLC to assist in the selection of topics for the market research reports that LLC publishes. Towards this end, FS will provide access to LLC to FS' Questrac system for
question subject analysis on a monthly basis, and will provide, upon request, up to six members of its consulting staff once monthly for not more than one hour
to discuss topics.
      7.  Library Access.  For a period of four years from
the date hereof, FS will make available during normal
business hours its library and library services for LLC's employees' use. LLC assumes responsibility for the research results that it obtains from the library and library services of FS.
      8.  Promotion of Online Product.  For a period of
four years from the date hereof, FS will promote in the "clients only" section of its web site, and in its
ANSWERS newsletter at least four times each year,
LLC's electronic products.  The parties will work
together to determine the most appropriate presentation
for these promotions.  FS' website promotion will include
a link to LLC's web site.  FS and LLC will also explore
the possibility of LLC's electronic products being
bundled with other services that FS may offer its
Executive and Premium clients in the future.
      9.  Technical Support.  FS will provide LLC
reasonable technical support, consistent with the level of support that FS previously provided PP, at no cost for a three month period commencing on the date hereof, and
at its cost for the one year period following this three
month period. Technical support will include but not be limited to hardware maintenance activities, software installation, help desk call responses, network availability, backup procedures, website and Response system, and the maintenance of servers. Technical support will not include hardware upgrades such as additional memory,
hardware replacement, development of additional systems integration points, software licenses, and operating system upgrades.
      10.  Space.  LLC hereby sublets from FS and FS
hereby subleases to LLC approximately 10,000 square of
FS' office space located at 641 6th Avenue, 3rd Floor,
New York, New York, on a month-to-month basis
commencing on the date hereof, for an amount equal to
that which FS is obligated under its lease with 641
Avenue of the Americas Limited Partnership ("Landlord")
dated July 1994, as amended March 16, 1995 and May
29, 1998 for this space.  FS will provide the services for
the space set forth in the memorandum from Susan
Considine dated June 5, 1998 attached hereto during this
time at its cost.  LLC may cancel this sublease upon 90
days' written notice to FS.  Notwithstanding the
foregoing, LLC will, on or before September 30, 1998,
inform FS either (a) that it will vacate the space
December 31, 1998 (which LLC will do if it so notifies
FS), or (b) that it desires to continue to occupy the space through the term of the underlying lease, in which event
LLC and FS will work together to obtain the approval of
Landlord.
      11.  Studies for Retainer Clients.  For a period of
four years from the date hereof, FS may offer each of its Executive and Premier level clients, currently numbering less than 500, the opportunity to receive one market
research report of LLC at no charge each year.  LLC
shall make such reports available to FS for such clients at
no cost to FS.  FS will provide LLC the names and
contact persons of those clients that accept the offer of a free report. LLC may use these names and contact persons in its marketing efforts; provided, however, that
LLC must consult with FS before it uses the client names
to ensure that the approach to these clients is appropriate. Notwithstanding the foregoing, FS may offer its clients the reports from LLC's FIND/SVP brand during each of
the four years that this provision is in effect, and may
offer its clients reports from LLC's Packaged Facts and
SBI brands only during the first two years that this
provision is in effect. In consideration for the foregoing,
FS will provide LLC free use of a standard FS retainer
account in accordance with the retainer agreement
attached hereto up to a value of $10,000.00 per year for a period of four years from the date hereof.
      12. Access to LLC Invoices. For a period of three years from the date hereof,
LLC will make available to FS on a weekly basis, copies
of the invoices of customers that purchase LLC's
Analyzing Your Competition and LLC's market research
reports in print, as well as the names of those individuals that request tables of contents from the market research reports. FS may use this information in its marketing efforts; provided, however, that FS must consult with
LLC before it uses the client names to ensure that the approach to these clients is appropriate. FS will pay LLC at the rate of $50,000.00 per year for this information.
FS will pay LLC $50,000.00 upon the execution of this agreement to cover the first year; during the second and third years, FS will make payments on a quarterly basis
in advance of each quarter.  LLC may at its option cancel
this arrangement upon 90 days' written notice to FS at
any time after the first year.
      13. Access to LLC Customer List. LLC will make available to FS a current list of its customers of the following: its market research reports; MarketLooks; Ice Cream Report: The Newsletter for Ice Cream Executives;
How to Find Market Research Online; Analyzing Your Competition; Share Facts; and Finding Business Research
on the Web, and will include on such list, to the extent available, the name, title, company, address, telephone number, fax number, and e-mail address of the same. FS may use this list, and all updates thereto, for a period of four years from the date hereof in order to promote its products and services as described herein. FS may use this list four times a year.  FS must submit in advance to
LLC a copy of those pieces that it proposes to mail to all
or a portion of the names on LLC's list for LLC's
approval.  If LLC does not respond to FS' submission
within 5 days thereof, then LLC's approval shall be
deemed to have been given.  In any event, LLC's
approval shall not unreasonably be withheld.
      14. Access to Electronic Products. For a period of four years from the date hereof, LLC will provide access to FS at no cost for its internal use only and not for
resale or redistribution to those outside FS' organization
the electronic versions of its FINDEX product and its
market research reports.
      15.  Newsletter Column.  Three times a year for a
period of four years from the date hereof, FS will feature
in its "Market Findings" column in its ANSWERS
newsletter, one of the market research reports, or a group
of related market research reports, that LLC publishes.
FS will determine which market research reports it will
feature in its column.
      16. Analyzing Your Competition Issues. LLC will provide FS, at no charge, 50 copies of the 1997 edition of the publication Analyzing Your Competition, which FS
may use through December 31, 1998 to fulfill requests
from its Executive and Premier level clients.  FS will
return to LLC in January 1999 those copies that it does
not use. LLC will provide FS, at its cost, the number of copies that FS requests of any editions of Analyzing Your Competition that LLC publishes during the next four years for the same purpose.  It is understood and agreed
that FS will not be selling the copies but merely making
them available to those of its Executive and Premier level
clients that request them.   Any editions that LLC
publishes during the next four years will bear the names of both FIND/SVP and one of LLC's brands.
      17. FIND/SVP Brand Market Research Reports. In the event that LLC intends to commission a market research report under the FIND/SVP brand, which LLC is entitled to use pursuant to the License Agreement of even date herewith between the parties, then LLC will give FS an opportunity to bid on the project.
      18. Confidentiality. The parties to this agreement will as a result of the provisions hereof have access to the other's customer names and other customer data.
Both parties acknowledge that this information is highly confidential, and is to be treated as such. The parties agree to take every precaution they take with their own such information with regard to the other's information.
They further agree not to use the other's customer information in any manner not contemplated by this agreement.
      19. Specific Performance. In the event of a breach or threatened breach by either party of any of its obligations under this agreement, both FS and LLC acknowledge that the other would not have an adequate remedy at law and therefore it is mutually agreed between FS and LLC that in addition to any other remedies at law or in equity which they may have, they shall be entitled to obtain in a court of law and/or equity a temporary and/or permanent injunction restraining the other from any further violation or breach.
      20. Parties in Interest. This agreement and all of the terms and provisions hereof shall be binding upon, shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns. Neither this agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other.
      21.  Amendment.  This agreement may not be
amended except by written instrument signed by, or by an authorized representative of, each party hereto.
      22. Entire Agreement. This agreement contains the entire agreement and understanding of the parties with respect to the matters herein set forth. All prior negotiations, agreements and understandings between the parties with respect to the subject matter of this agreement are merged herein and are superseded and cancelled by this agreement.
      23. Headings. The article and section headings contained in this agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this agreement.
      24. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made when delivered personally or three (3) business days after having been sent by registered or certified mail, postage prepaid, return receipt requested or one (1) business day after having been sent by Federal Express or other comparable noteworthy recognized overnight courier service (receipt requested), as follows:
If to FS:
FIND/SVP, Inc.
625 6th Avenue
New York, New York 10011
Attention:  President


If to LLC:
Kalorama Information LLC
7200 Wisconsin Avenue
Bethesda, MD  20814
Attention:  President

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.
      25.  Governing Law.  This agreement shall be
governed by and construed and enforced in accordance with the laws of the State of Maryland, without regard to its conflicts of laws rules.
      26. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
      27. Waivers. No action taken pursuant to this agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this agreement.
The waiver by any party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.
      28. Severability. If any provision of this agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this agreement shall not be affected and shall remain in full force and effect.
      29.  No Third-Party Rights,  Nothing in this
agreement, expressed or implied, shall or is intended to confer upon any person other than the parties hereto or their respective successors or assigns, any rights or remedies of any nature or kind whatsoever under or by reason of this agreement.
      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by FS and LLC on the date first above written.
FIND/SVP, Inc.

By:   /s/ Andrew P. Garvin
      Andrew P. Garvin
      President


Kalorama Information LLC


By:    /s/ Robert Granader
      Robert Granader
      Manager